UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TYCO INTERNATIONAL LTD.
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Filed by Tyco International Ltd.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Tyco International Ltd.

In connection with the proposed spin-off transactions involving the North American residential security business and flow control business of Tyco International Ltd. (“Tyco” or the “Company”), a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).  Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.

FORWARD-LOOKING STATEMENTS

This filing contains a number of forward-looking statements.  Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, our intent to create three independent companies as a result of the proposed spin-offs, revenue and growth expectations for the three independent companies following the spin-offs, the expectation that the spin-offs will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the spin-offs, the intent for the three independent companies to remain investment grade following the spin-offs, and the timing of the transactions.  The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-offs; adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-offs; failure to realize the expected benefits of the proposed spin-offs; negative effects of announcement or consummation of the proposed spin-offs on the market price of the company’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-offs; unanticipated expenses such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes; changes in capital market conditions that may affect proposed debt refinancing; the impact of the proposed spin-offs on the company’s employees, customers and suppliers; future opportunities that the company’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the spin-offs. Actual results could differ materially.  For further information regarding risks and uncertainties associated with our businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Tyco’s Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings”.  We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

This filing consists of a letter from George Oliver, President of Tyco’s Fire Protection segment (“Fire Protection”), distributed to the employees of Fire Protection regarding the planned separation of each of the Company’s North American residential security business and Flow Control business into separate, publicly-traded companies.

Separation Communications:
George Message to Fire and Security Employees

Dear Colleagues:

As we start a new fiscal year, I want to share with you my excitement and anticipation about our plans to become a stand-alone fire and security company.

The combination of Tyco’s commercial security, residential security outside of North America, security products, retail solutions and fire protection businesses will result in the largest provider of fire and security products, system design, installation and services in the world, with $10 billion in anticipated revenues and nearly 70,000 employees.

Our customers will have access to our latest fire and security technologies, and will benefit from our strong position in both developed and emerging markets. The new fire and security company will be a formidable competitor with a comprehensive suite of products and service offerings everywhere we do business.

Since the announcement was made I’ve talked with customers, employees and shareholders about the separation, and have received great feedback. I believe our future is promising, and over the next 12 months we will be working hard to prepare for separation.

For now, we are referring internally to this combination of businesses as Fire & Security. We have a plan in place to determine the formal name of our new company, and I expect to be able to announce a decision on our name and branding strategy in the coming months.

Change is Good, and Required for Success

The best companies in every industry are the ones that can adapt to an ever-changing world. In today’s global, fast-paced business environment sitting still is a sure way to fail. For Fire & Security, that means we will continue to evolve and strive to be better in every way.

That said, I understand that change is not always easy or painless, and I’m sure that many of you are wondering what the separation means for you.

Because we’re at the beginning of the separation process, I don’t have all the answers yet. What I do know is that the majority of employees will continue in their current roles, with no impact to their day-to-day responsibilities. For some employees, and in particular my senior leadership team and the corporate team, there will be some changes as we work to integrate the fire and security businesses and prepare to become an independent, public company.

We will make sure to communicate what the new Fire & Security leadership and corporate structure looks like as soon as we know more about those specific roles.

The Planning Process

We’re moving quickly to plan for the separation. Although we won’t formally separate the company for another 12 months, our goal is to be ready to operate in our post-separation structure by the start of fiscal Q2. To accomplish that goal we’ve formed two transition teams focused specifically on planning the separation-related details for fire and security:

•                  The North America Residential / International Residential / Commercial Security Split Team (Split Team) is focused on a plan to separate shared service activities between ADT Residential Security and the international residential and commercial security businesses. The team, led by Ramon

Genamaras, (title), will analyze how to best separate shared services like monitoring, HR, IT, Real Estate, and others.

•                  The Fire & Security Business Integration Team (Integration Team) is tasked with developing a plan to integrate the Fire & Security businesses. Led by Brian McDonald, Chief Operating Officer for Tyco Fire Protection Services, and comprised of key leaders from both fire and security, the team will develop a proposal for the post-separation business model for Fire & Security.

My instructions to the Integration Team are simple: there are no pre-conceived notions of how our organization should be structured. The separation gives us an opportunity to merge fire and security businesses that are of almost identical size and that complement each other in terms of customer base and industries served. Our objective is to align these businesses in a fair and consistent manner that best positions us for long-term growth and success.

The first priority for the Integration Team will be to highlight key opportunities and challenges, and develop action plans for how our fire and security organization can prepare for the separation. Brian has established an Integration Project Management Office (PMO), led by Jason Rabbino, Senior VP of Enterprise Sales for Tyco, and staffed by senior leaders from both the security and fire organizations, with the responsibility to drive the day-to-day activities of the Integration Team.

The Split Team and the Integration Team will meet separately on a regular basis, with weekly report outs to senior leadership.  The two teams will be closely coordinated to ensure a seamless process moving forward.  You’ll be receiving periodic updates directly from Ramon and Brian on the teams’ progress.

We All Have an Important Role to Play

We are at the beginning of a 12 month process that will ultimately kick-off an exciting new phase for our company.  During the next year there will be a relatively small number of employees actively working on the separation, and the rest of us will have the equally important job of keeping our businesses operating and meeting our growth objectives.

You have my commitment that I will keep you updated on our separation and integration plans, and I will do my best to answer your questions and any concerns you may have. In return, I ask that you stay focused on the task at hand — let’s continue to deliver customer excellence and strong performance in 2012.

We have a unique opportunity to be part of a new, industry-leading company, and our future is bright. For now, I appreciate your patience and support as we move through the separation process. If you have any questions don’t hesitate to contact me directly at                   .

Regards,

George

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).  Tyco will mail the final proxy statement to its stockholders.  BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS.  Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.  Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.